UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 19, 2005

Spherix Incorporated

(Exact name of registrant as specified in its charter)

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Delaware	0-5576	52-0849320

(Address of principal executive offices)		(Zip Code)
12051 Indian Creek Court, Beltsville, Maryland		20705

Registrant’s telephone number, including area code  301-419-3900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets.

Item 3.01.	Notice of Failure to Satisfy a Continued Listing Rule

On May 19, 2005, the Company received a letter from NASDAQ advising that it did not comply with the minimum $10 million stockholders’ equity requirement for continued listing on the NASDAQ National Market as set forth in Marketplace Rule 4450(a)(3).  On May 24, 2005, the Company filed a Form 8-K disclosing this matter.  This Form 8-K/A updates the May 24, 2005 filing.  As is set forth below, the Company’s stockholders’ equity is now in excess of $10 million and the Company is in compliance with the NASDAQ requirement.

Based on a plan to achieve and sustain compliance with the NASDAQ listing standards provided by the Company, the NASDAQ Staff granted the Company until September 1, 2005, to regain compliance with the $10 million stockholders’ equity standard.  A component of the plan submitted by the Company was to sell shares of its common stock pursuant to a Standby Equity Distribution Agreement (“SEDA”), following registration for the resale of such shares with the Securities and Exchange Commission (“SEC”).  The Registration Statement has been filed by the Company and it is currently being reviewed by the SEC.  As a result of the review process, the Registration Statement will not become effective in time to permit draw downs under the SEDA by September 1, 2005, as specified in the original agreement between the Company and the NASDAQ Staff.  However the Company’s profits during the month of July were sufficient to bring the Company into compliance with the NASDAQ’s minimum stockholders’ equity standard.  The Company has notified the NASDAQ Staff and agreed on the following modification to its plan of compliance.

•      On or before September 1, 2005, the Company must file a Form 8-K with the SEC and NASDAQ, which includes an unaudited balance sheet for the period ended July 31, 2005, that evidences the Company’s compliance with the $10 million stockholders’ equity requirement; and

•      On or before September 23, 2005, the Company must submit to the NASDAQ Staff a balance sheet for the period ended August 31, 2005, that evidences continued compliance with the $10 million stockholders’ equity requirement.

The NASDAQ Staff further advised that if the Company fails to meet either of the conditions, or fails to evidence continued compliance upon filing its Form 10-Q for the quarter ended September 30, 2005, the NASDAQ Staff will provide written notification to the Company that its common stock will be delisted.

In such an event, the Company may appeal this decision.  If, after conclusion of all appeal processes, it is determined that the Company is not in compliance, the Company intends to apply to list the Company’s common stock on the NASDAQ SmallCap Market.  Presently, the Company believes it satisfies the requirements for listing on this market.

In conformity with the first condition set forth by the NASDAQ Staff, attached hereto as Exhibit 99.1 is the Company’s unaudited balance sheet as of July 31, 2005, which shows stockholders’ equity as of that date of $10,247,000.

Section 9 – Financial Statements and Exhibits.

Item 9.01.	Financial Statements and Exhibits

Exhibit 99.1.	Unaudited Balance Sheet as of July 31, 2005

Cautionary Note Regarding Forward-looking Statements:

This Current Report on Form 8-K may include statements that are not historical facts and are considered “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements reflect the Company’s current views about future events and financial performance and are subject to risks.  Forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “plan,” “anticipate,” “on target” and similar expressions identifying forward-looking statements.  Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the Company’s expectations, and the Company expressly does not undertake any duty to update forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spherix Incorporated
(Registrant)

By:

/s/ Richard C. Levin
Richard C. Levin
President, CEO and Chief Financial Officer

Date: August 30, 2005